Exhibit 3.1

BYLAWS

OF

BAXTER INTERNATIONAL INC.

(As Amended and Restated on May 6, 2023)

ARTICLE I

STOCKHOLDERS

SECTION 1. PLACE OF MEETINGS. The Board of Directors may designate the place of meeting for any meetings of stockholders, but if no designation is made the place of meeting shall be the principal executive offices of the Corporation.

SECTION 2. ANNUAL MEETINGS; NOTICE OF STOCKHOLDER PROPOSALS OF BUSINESS.

(a) The annual meeting of stockholders for the election of directors and the transaction of other business shall be held at such date and time as determined by the Board of Directors.

(b) No business may be transacted at an annual meeting of stockholders other than business that is (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (ii) otherwise properly brought before the annual meeting by or at the direction of the Board of Directors or (iii) otherwise properly brought before the annual meeting by any stockholder of the Corporation who is a stockholder of record on the date of the giving of the notice provided for in this Section 2 and on the record date for the determination of stockholders entitled to vote at such annual meeting.

(c) In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Corporate Secretary of the Corporation and comply with the other procedures set forth in this Section 2.

(d) To be timely, a stockholder’s notice to the Corporate Secretary must be delivered to or mailed and received at the principal executive offices of the Corporation not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within 30 days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure (as defined below) of the date of the annual meeting was made, whichever first occurs. In no event shall the public disclosure of an adjournment of an annual meeting commence a new time period for the giving of a stockholder’s notice as described above.

(e) To be in proper written form, a stockholder’s notice to the Corporate Secretary must set forth as to each matter such stockholder proposes to bring before the annual meeting a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting and as to the stockholder giving the notice and any Stockholder Associated Person (as defined below), (i) the name, age, business address, residence address and record address of such person, (ii) the principal occupation or employment of such person, (iii) the class or series and number of shares of capital stock of the Corporation which are, directly or indirectly, owned of record or beneficially (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) by such person, (iv) the nominee holder for, and number of, shares owned beneficially but not of record by such person, (v) whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of, or any other agreement, arrangement or understanding (including but not limited to any derivative or short positions, profit interests, options, warrants, convertible securities, stock appreciation or similar rights, hedging transactions or borrowed or loaned shares) has been made, the effect or intent of which is to manage the risk or benefit of share price changes in the stock price of the Corporation for such person, to mitigate loss to such person with respect to any share of stock of the Corporation, or to increase or decrease the voting power of such person with respect to any share of stock of the Corporation or relates to the acquisition or disposition of any shares of stock of the Corporation, (vi) to the extent known by the stockholder giving the notice, the name and address of any other stockholder supporting the proposal of business on the date of such stockholder’s notice, (vii) a description of all arrangements or understandings between or among such persons or any other person or persons or entity or entities (including their names) in connection with the proposal of such business by such person and any material interest in such business (the disclosures to be made pursuant to the foregoing clauses (i) through (vii) are referred to as “Stockholder Information and Disclosable Interests”), (viii) any other information relating to such proposing person that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies in support of the proposal pursuant to Section 14 of the Exchange Act and (ix) a representation that the stockholder giving the notice intends to appear in person or by proxy at the annual meeting to bring such business before the meeting. A stockholder providing notice of business proposed to be brought before an annual meeting shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 2 shall be true and correct as of the record date for the meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof. Such update and supplement shall be delivered to the Corporate Secretary not later than ten (10) business days after the record date for the meeting (in the case of the update and supplement required to be made as of the record date), and not later than eight (8) business days prior to the date for the meeting or, if the meeting is adjourned or postponed, on the first practicable date after any adjournment or postponement thereof (in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement thereof).

(f) No business shall be conducted at the annual meeting of stockholders except business brought before the annual meeting in accordance with the procedures set forth in this Section 2 (including the provision of the information required pursuant to the immediately preceding paragraph); provided, however, that, once business has been properly brought before the annual meeting in accordance with such procedures, nothing in this Section 2 shall be deemed to preclude discussion by any stockholder of any such business. If the person presiding over the annual meeting determines that business was not properly brought before the annual meeting in accordance with the foregoing procedures, the presiding person shall declare to the meeting that the business was not properly brought before the meeting and such business shall not be transacted.

(g) For purposes of Sections 2, 3 and 4 of these Bylaws:

“public disclosure” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission (the “SEC”) pursuant to Section 13, 14 or 15(d) of the Exchange Act.

“Stockholder Associated Person” of any stockholder proposing business to be brought at an annual meeting, requesting a special meeting or nominating a person for election as a director, as applicable, shall mean (i) any person acting in concert, directly or indirectly, with such stockholder, (ii) the beneficial owner or beneficial owners of capital stock of the Corporation, if different, on whose behalf the notice of business to be brought before an annual meeting or a request for a special meeting of stockholders is being made, (iii) any affiliate or associate (each within the meaning of Rule 12b-2 under the Exchange Act) of such stockholder or any such beneficial owner, and (iv) any other person or entity with whom such stockholder or any such beneficial owner (or any of their respective affiliates and associates) is acting in concert.

SECTION 3. SPECIAL MEETINGS.

(a) Special meetings of the stockholders (i) may be called by the Chair of the Board of Directors, the Chief Executive Officer or by the Corporate Secretary of the Corporation at the direction of the Board of Directors and (ii) subject to the provisions of this Section 3, shall be called by the Corporate Secretary upon request in proper written form (each, a “Special Meeting Request”) from one or more stockholders who have continuously held of record for at least one year as of the date of the Corporate Secretary’s receipt of such request “Net Long Shares” (as defined in this Section 3(a)) representing in the aggregate at least fifteen percent (15%) of the voting power of all outstanding shares of Common Stock entitled to vote on the matter or matters to be brought before the proposed special meeting (such Net Long Shares held for the requisite period, the “Requisite Percentage”). Any such Special Meeting Request shall be filed with the Corporate Secretary and otherwise made in accordance with, and subject to, this Section 3. Subject to the rights of the holders of any shares of Preferred Stock, special meetings of the stockholders may not be called by any other person or persons.

For purposes of calculating the Requisite Percentage, a requesting stockholder’s “Net Long Shares” shall be limited to the number of shares beneficially owned, directly or indirectly, by each requesting stockholder that constitute such stockholder’s “net long position” as defined in Rule 14e-4 under the Exchange Act; provided that (i) for the purposes of such definition, reference in such rule to (A) “the date that a tender offer is first publicly announced or otherwise made known by the bidder to holders of the security to be acquired” shall be the date for determining and/or documenting a stockholder’s or beneficial owner’s Net Long Shares, (B) the “highest tender offer price or stated amount of the consideration offered for the subject security” shall refer to the closing sales price of the Corporation’s common stock on the New York Stock Exchange (or such other securities exchange designated by the Board of Directors if the Corporation’s common stock is not then listed for trading on the New York Stock Exchange) on such date (or, if such date is not a trading day, the next succeeding trading day), (C) the “person whose securities are the subject of the offer” shall refer to the Corporation, and (D) “subject security” shall refer to the issued and outstanding common stock of the Corporation; and (ii) the net long position of such stockholder shall be reduced by the number of shares as to which the Board of Directors determines such stockholder does not, or will not, have the right to vote on its own behalf at the proposed special meeting or as to which the Board of Directors determines that such stockholder has entered into any derivative or other agreement, arrangement, or understanding that hedges or transfers, in whole or in part, directly or indirectly, any of the economic consequences of ownership of such shares. In addition, to the extent any affiliates of the stockholder or beneficial owner are acting in concert with the stockholder or beneficial owner with respect to the calling of the special meeting, the determination of Net Long Shares may include the effect of aggregating the Net Long Shares (including any negative number) of such affiliate or affiliates. Whether shares constitute Net Long Shares shall be determined in good faith by the Board of Directors. For purposes of this Section 1.2, the word “beneficially owned” has the meaning ascribed thereto in Rules 13d-3 and 13d-5 under the Exchange Act.

(b) To be in proper written form, a Special Meeting Request must be signed and dated by the stockholder or stockholders (the “Requesting Stockholder”), or a duly authorized agent of each such Requesting Stockholder, requesting the meeting and shall include a brief description of the business desired to be brought before the special meeting and the reasons for conducting such business at the special meeting and as to each Requesting Stockholder and any Stockholder Associated Person, (i) the Stockholder Information and Disclosable Interests (as defined in Section 2 of this Article I); (ii) the calculation of the Requesting Stockholder’s Net Long Shares, including the number of shares held of record and disclosure of any short positions, hedges, voting or other arrangements that impact the calculation of such Net Long Shares; (iii) an agreement by the Requesting Stockholder(s) to notify the Corporation immediately in the case of any reduction prior to the record date for the special meeting of any Net Long Shares beneficially owned of record and an acknowledgement that any such disposition shall be deemed a revocation of such Special Meeting Request to the extent of such disposition, such that the number of shares disposed of shall not be included in determining whether the Requisite Percentage has been reached and maintained; and (iv) any other information relating to such Requesting Stockholder that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies in support of the business to be presented pursuant to Section 14 of the Exchange Act. The Requesting Stockholder shall update and supplement the information required pursuant to this paragraph as of the record date and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof. Such update and supplement shall be delivered to the Corporate Secretary not later than ten (10) business days after the record date for the special meeting (in the case of the update and supplement required to be made as of the record date), and not later than eight (8) business days prior to the date for the special meeting or, if the meeting is adjourned or postponed, on the first practicable date after any adjournment or postponement thereof (in the case of the update and supplement required to be made as of ten (10) business days prior to the special meeting or any adjournment or postponement thereof).

(c) (i) Special meetings of stockholders shall be held at such places and times as determined by the Board of Directors in their discretion; provided, however, that the date of any such special meeting shall be not more than 90 days after a duly submitted Special Meeting Request is received by the Corporate Secretary.

(ii) Notwithstanding the foregoing provisions of this Section 3, a special meeting requested by stockholders shall not be held if (i) the Board of Directors calls or has called an annual or special meeting of stockholders to be held within 90 days after the Corporate Secretary receives the Special Meeting Request and the Board of Directors determines in good faith that the business of such meeting includes the business specified in the request, (ii) an annual or special meeting was held not more than 12 months before the date on which the Special Meeting Request was delivered to the Corporate Secretary that included the business specified by the Requesting Stockholders (as defined below) in the Special Meeting Request, with such determination being made in good faith by the Board of Directors, or (iii) the Special Meeting Request (a) relates to an item of business that is not a proper subject for stockholder action under applicable law or (b) was made in a manner that involved a violation of applicable law.

(d) No business may be presented by a stockholder or transacted at special meeting of stockholders other than business that is specified in the Special Meeting Request and otherwise brought before the special meeting in accordance with the procedures set forth in this Section 3; provided, however, that (i) if the business to be conducted at the special meeting includes the election of directors, nominations for election to the Board of Directors must be made in compliance with Section 4 of this Article I, and (ii) nothing herein shall prohibit the Board of Directors from submitting additional matters to stockholders at any special meeting.

(e) No business shall be conducted at a special meeting of stockholders except business brought before the special meeting in accordance with the procedures set forth in this Section 3 (including the provision of the information required pursuant to the immediately preceding paragraph); provided, however, that, once business has been properly brought before the special meeting in accordance with such procedures, nothing in this Section 3 shall be deemed to preclude discussion by any stockholder of any such business. If the person presiding over the special meeting determines that business was not properly brought before the special meeting in accordance with the foregoing procedures, the presiding person shall declare to the meeting that the business was not properly brought before the meeting and such business shall not be transacted.

(f) In determining whether a special meeting of stockholders has been requested by the holders of record representing in the aggregate at least the Requisite Percentage, multiple Special Meeting Requests delivered to the Corporate Secretary will be considered together only if (i) each such Special Meeting Request identifies substantially the same business to be brought before the special meeting (as determined in good faith by the Board of Directors in their ), and (ii) such Special Meeting Requests have been dated and delivered to the Corporate Secretary within 60 days of the earliest dated Special Meeting Request identifying such business.

(g) Any stockholder may revoke his, her or its Special Meeting Request at any time by written revocation delivered to the Corporate Secretary. If, at any time after receipt by the Corporate Secretary of a proper Special Meeting Request, there are no longer valid requests from stockholders holding in the aggregate at least the Requisite Percentage, whether because of revoked requests, transfers of shares of Common Stock or otherwise, the Board of Directors, in its discretion, may cancel the special meeting.

SECTION 4. NOTICE OF STOCKHOLDER NOMINATIONS OF DIRECTORS; ELECTION OF DIRECTORS.

(a) Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the Corporation, except as may be otherwise provided in the Amended and Restated Certificate of Incorporation of the Corporation (the “Certificate of Incorporation”) with respect to the right of holders of Preferred Stock of the Corporation to nominate and elect a specified number of directors in certain circumstances. Nominations of persons for election to the Board of Directors may be made at any annual meeting of stockholders, or at any special meeting of stockholders called for the purpose of electing directors (i) by or at the direction of the Board of Directors (a “Board Nominee”) or (ii) by any stockholder of the Corporation (A) who is a stockholder of record on the date of the giving of the notice provided for in this Section 4 and on the record date for the determination of stockholders entitled to vote at such meeting and (B) who complies with the procedures set forth in this Section 4. The foregoing clause (ii) shall be the exclusive means for a stockholder to make any nomination of a person or persons for election to the Board of Directors at an annual or special meeting.

(b) In addition to any other applicable requirements, for a nomination to be made by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Corporate Secretary of the Corporation and comply with the other procedures set forth in this Section 4.

(c) For director nominations which do not represent an Access Proposal (as defined below) and which are to be considered at a meeting of the Corporation’s stockholders (a “Non-Access Proposal”), to be timely a stockholder’s notice to the Corporate Secretary must be delivered to or mailed and received at the principal executive offices of the Corporation (i) in the case of an annual meeting, not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within 30 days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs; and (ii) in the case of a special meeting of stockholders called for the purpose of electing directors, not later than the close of business on the tenth day following the day on which notice of the date of the special meeting was mailed or public disclosure of the date of the special meeting was made, whichever first occurs. In no event shall the public disclosure of an adjournment of an annual meeting or special meeting commence a new time period for the giving of a stockholder’s notice as described above. Any person nominated pursuant to this subsection (c) shall be referred to as a “Non-Access Nominee.”

(d) To be in proper written form, a stockholder’s notice to the Corporate Secretary with respect to an Access Proposal or Non-Access Proposal must set forth as to each Access Nominee (as defined below) or Non-Access Nominee (collectively with the Access Nominee to be voted on at a meeting of the Corporation’s stockholders, the “Stockholder Nominees” and each a “Stockholder Nominee”), as applicable, and as to the stockholder giving the notice and any Stockholder Associated Person (as defined above) (i) the name, age, business address, residence address and record address of such person, (ii) the principal occupation or employment of such person, (iii) the class or series and number of shares of capital stock of the Corporation which are owned (directly or indirectly) beneficially and of record by such person, (iv) any information relating to such person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder, (v) the nominee holder for, and number of, shares owned (directly or indirectly) beneficially but not of record by such person, (vi) whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of, or any other agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, warrants, convertible securities, stock appreciation or similar rights, hedging transactions or borrowed or loaned shares) has been made, the effect or intent of which is to manage the risk or benefit of share price changes in the stock price of the Corporation for such person, to mitigate loss to such person with respect to any share of stock of the Corporation, or to increase or decrease the voting power of such person with respect to any share of stock of the Corporation, or relates to the acquisition or disposition of any shares of stock of the Corporation, (vii) to the extent known by the stockholder giving the notice, the name and address of any other stockholder supporting the Stockholder Nominee for election or reelection as a director on the date of such stockholder’s notice, (viii) any proxy (other than a revocable proxy given in response to a solicitation statement filed pursuant to, and in accordance with, Section 14(a) of the Exchange Act), voting trust, voting agreement or similar contract, arrangement, agreement or understanding pursuant to which the stockholder and any beneficial owner on whose behalf the nomination is being made, or any Stockholder Associated Person, has a right to vote or direct the voting of any of the Corporation’s securities, (ix) a description of all agreements, arrangements or understandings between or among such persons pursuant to which the nomination(s) are to be made by the stockholder and any relationship between or among the stockholder giving notice and any Stockholder Associated Person, on the one hand, and each Stockholder Nominee, on the other hand, including but not limited to, any direct or indirect compensation, reimbursement or indemnification in connection with such nominee’s service or action as a director or any commitment or assurance as to how such nominee will act or vote or any matter, (x) the information that would be required to be set forth in a Schedule 13D filed pursuant to Rule 13d-1(a) or an amendment pursuant to Rule 13d1-2(a) if such statement were required to be filed under the Exchange Act and the rules and regulations promulgated thereunder by such stockholder and any Stockholder Associated Person on whose behalf the notice is given, (xi) a representation that the stockholder intends to appear in person or by proxy at the meeting to nominate the Stockholder Nominee(s) named in its notice and (xii) with respect to an Access Proposal, (A) any other information relating to the Access Nominee that is required to be disclosed in solicitation of proxies for election of directors or is otherwise required by the rules and regulations of the SEC promulgated under the Exchange Act and (B) the written consent of the Access Nominee to be named in the proxy statement as a director nominee. A stockholder providing notice of a nomination proposed to be made at a meeting shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 4 shall be true and correct as of the record date for the meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof. Such update and supplement shall be delivered to the Corporate Secretary not later than ten (10) business days after the record date for the meeting (in the case of the update and supplement required to be made as of the record date), and not later than eight (8) business days prior to the date for the meeting or, if the meeting is adjourned or postponed, on the first practicable date after any adjournment or postponement thereof (in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement thereof). Such notice must be accompanied by a written consent of each Stockholder Nominee to being named as a nominee and to serve as a director if elected. The immediately foregoing provisions shall not be construed to extend any applicable deadlines hereunder, enable a stockholder to change the person or persons specified in the notice for election as director after the advance notice deadlines hereunder have expired or limit the Corporation’s rights with respect to any inaccuracies or other deficiencies in notices provided by a stockholder. The Corporate Secretary shall deliver each stockholder’s notice under this Section 4 that has been timely received to the Board of Directors or a committee designated by the Board of Directors for review. The Corporation may require any proposed nominee to furnish such other information (i) as may reasonably be required by the Corporation to determine the eligibility of such Stockholder Nominee to serve as an independent director of the Corporation, (ii) that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such nominee or (iii) that may reasonably be requested by the Corporation to determine the eligibility of such nominee to be included in the Corporation’s proxy materials pursuant to Section 4(f) or to serve as a director of the Corporation. If the person presiding over the meeting determines that a nomination was not made in accordance with such procedures, the presiding person shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded. Unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear at the meeting of stockholders to nominate the individual set forth in the stockholder’s notice of nomination as a director, such nomination shall be disregarded, notwithstanding that the Corporation may have received proxies in respect of such vote.

(e) Except as provided in the Certificate of Incorporation with respect to the right of holders of Preferred Stock of the Corporation to nominate and elect a specified number of directors in certain circumstances, each director shall be elected by the vote of the majority of the votes cast with respect to that director’s election at any meeting for the election of directors at which a quorum is present, provided that if the number of nominees at any such meeting exceeds the number of directors to be elected at the meeting, the directors shall be elected by the vote of a plurality of the shares represented in person or by proxy at any such meeting and entitled to vote on the election of directors. For purposes of this Section 4, a majority of the votes cast means that the number of shares voted “for” exceeds 50% of the number of votes cast with respect to such nominee. Votes cast with respect to a nominee shall exclude abstentions with respect to such nominee. If a nominee for director is not elected and that nominee is an incumbent director, the director shall promptly tender his or her resignation to the Board of Directors, subject to acceptance by the Board of Directors. The Corporate Governance Committee will make a recommendation to the Board of Directors on whether to accept or reject the resignation, or whether other action should be taken. The Board of Directors will act on the tendered resignation, taking into account the Corporate Governance Committee’s recommendation, and publicly disclose its decision and the rationale behind it within 90 days from the date of the certification of the election results. The director who tenders his or her resignation will not participate in the decision of the Board of Directors or the recommendation of the Corporate Governance Committee.

(f) Subject to the terms and conditions of these Bylaws, the Corporation shall include in its proxy statement for any annual meeting of stockholders the name, together with the Required Information (as defined below), of any nominee (an “Access Nominee”) identified in a timely notice (an “Access Proposal”) that satisfies this Section 4 delivered to or mailed and received by the Corporation in accordance with this subsection (f) by one or more stockholders who at the time the request is delivered satisfy the ownership and other requirements of this subsection (f) (such stockholder or stockholders, and any Stockholder Associated Person of such stockholder or stockholders, the “Eligible Stockholder”), and who expressly elects as a part of providing the notice required by this subsection (f) to have its nominee included in the Corporation’s proxy materials pursuant to this subsection (f).

(A)

For an Access Proposal in accordance with this subsection (f), to be timely a stockholder’s notice to the Corporate Secretary must be delivered to or mailed and received at the principal executive offices of the Corporation (i) not less than 120 days nor more than 150 days before the first anniversary of the date of the Corporation’s proxy statement in connection with the previous year’s annual meeting of stockholders or (ii) if no annual meeting was held in the previous year or the date of the applicable annual meeting has been changed by more than 30 days from the date contemplated at the time of the previous year’s proxy statement, not less than 60 days before the date of the applicable annual meeting.

(B)

For purposes of this subsection (f), the “Required Information” that the Corporation shall include in its proxy statement is (i) the information concerning the Access Nominee and the Eligible Stockholder that, as determined by the Corporation, is required to be disclosed in a proxy statement filed pursuant to the proxy rules of the SEC, and (ii) if the Eligible Stockholder so elects, a Statement (as defined below). For the avoidance of doubt, and notwithstanding anything in these Bylaws to the contrary, the Corporation may in its sole discretion solicit against, and include in the proxy statement its own statements or other information relating to, any Eligible Stockholder and/or the Access Nominee, including any information provided to the Corporation with respect to the foregoing.

(C)

The number of Access Nominees (including (i) any Access Nominees elected to the Board of Directors at any of the three preceding annual meetings who are standing for reelection plus (ii) any Access Nominees that were submitted by an Eligible Stockholder for inclusion in the Corporation’s proxy materials pursuant to this subsection (f) but either are subsequently withdrawn or that become Board Nominees) appearing in the Corporation’s proxy materials with respect to an annual meeting of stockholders shall not exceed the greater of (A) two (2) and (B) 20% of the number of directors in office as of the last day on which an Access Proposal may be delivered pursuant to clause (A) of this Section 4(f) (the “Final Proxy Access Nomination Date”), or if such amount is not a whole number, the closest whole number below 20% (the “Permitted Number”); provided, however, that in the event that one or more vacancies for any reason occurs on the Board of Directors at any time after the Final Proxy Access Nomination Date and before the date of the applicable annual meeting of stockholders and the Board of Directors resolves to reduce the size of the Board of Directors in connection therewith, the Permitted Number shall be calculated based on the number of directors in office as so reduced. In the event that the number of Access Nominees submitted by Eligible Stockholders pursuant to this subsection (f) exceeds the Permitted Number, each Eligible Stockholder shall select one Access Nominee for inclusion in the Corporation’s proxy materials until the Permitted Number is reached, with the selection going in the order of the amount (largest to smallest) of shares of the Corporation’s stock eligible to vote in the election of directors each Eligible Stockholder disclosed as owned in the Access Proposal submitted to the Corporation. If the Permitted Number is not reached after each Eligible Stockholder has selected one Access Nominee, this selection process shall continue as many times as necessary, following the same order each time, until the Permitted Number is reached.

(D)

An Eligible Stockholder must have owned (as defined below) three percent (3%) or more of the outstanding shares of the Corporation’s stock eligible to vote in the election of directors continuously for at least three (3) years (the “Required Shares”) as of both the date the Access Proposal is delivered to or mailed and received by the Corporation in accordance with subsection (f) of this Section 4 and the record date for determining stockholders entitled to vote at the annual meeting and must continue to own the Required Shares through the annual meeting date. For purposes of satisfying the foregoing ownership requirement under this subsection (f), (i) the shares of stock of the Corporation owned by one or more stockholders, or by the person or persons who own shares of the Corporation’s stock and on whose behalf any stockholder is acting, may be aggregated, provided that the number of stockholders and other persons whose ownership of shares is aggregated for such purpose shall not exceed 20, and further provided that the group of stockholders shall have provided to the Corporate Secretary as a part of providing the Access Proposal a written agreement executed by each of its members designating one of the members as the exclusive member to interact with the Corporation for purposes of this Section 4 on behalf of all members and authorized to act on behalf of all such members with respect to the nomination and matters related thereto, including withdrawal of the nomination, and (ii) a group of funds under common management and investment control shall be treated as one stockholder or person for this purpose. For the avoidance of doubt, Required Shares will qualify as such if and only if the beneficial owner of such shares as of the date of the Access Proposal has itself individually beneficially owned such shares continuously for the three-year period ending on that date and through the other applicable dates referred to above (in addition to the other applicable requirements being met). Within the time period specified in subsection (f) of this Section 4 for providing the Access Proposal, an Eligible Stockholder must provide the following information in writing to the Corporate Secretary: (i) the information required to be provided by subsection (d) of this Section 4; (ii) one or more written statements from the record holder of the shares (and from each intermediary through which the shares are or have been held during the requisite three-year holding period) verifying that, as of a date within seven (7) calendar days prior to the date the Access Proposal is delivered to the Corporation, the Eligible Stockholder owns, and has owned continuously for the preceding three years, the Required Shares, and the Eligible Stockholder’s agreement to provide, within five (5) business days after the record date for the annual meeting, written statements from the record holder and intermediaries verifying the Eligible Stockholder’s continuous ownership of the Required Shares through the record date; (iii) a copy of the Schedule 14N that has been filed with the SEC as required by Rule 14a-18 under the Exchange Act; (iv) a representation that the Eligible Stockholder (A) acquired the Required Shares in the ordinary course of business and not with the intent to change or influence control of the Corporation, and does not presently have such intent, (B) has not nominated and will not nominate for election to the Board of Directors at the annual meeting any person other than the Access Nominee(s) being nominated pursuant to this subsection (f), (C) has not engaged and will not engage in, and has not and will not be, a “participant” in another person’s “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act, in support of the election of any individual as a director at the annual meeting other than its Access Nominee(s) or a Board Nominee, (D) will not distribute to any stockholder any form of proxy for the annual meeting other than the form distributed by the Corporation, (E) intends to continue to own the Required Shares through the date of the annual meeting as to whether it intends to hold the Shares for at least one (1) year after the date of the annual meeting, and (F) will provide facts, statements and other information in all communications with the Corporation and its stockholders that are or will be true and correct in all material respects and do not and will not omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading; (v) an undertaking that the Eligible Stockholder agrees to (A) assume all liability stemming from any legal or regulatory violation arising out of the Eligible Stockholder’s communications with the Corporation’s stockholders or out of the information that the Eligible Stockholder provided to the Corporation, (B) indemnify and hold harmless the Corporation and each of its directors, officers and employees individually against any liability, loss or damages in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the Corporation or any of its directors, officers or employees arising out of any nomination submitted by the Eligible Stockholder pursuant to this subsection, (C) file with the SEC all soliciting and other materials as required under subdivision (D) of this subsection (f), and (D) comply with all other applicable laws, rules, regulations and listing standards with respect to any solicitation in connection with the annual meeting; and (vi) if the Eligible Stockholder did not submit the name(s) of the Access Nominee(s) to the Corporate Governance Committee for consideration as Board Nominee(s) prior to submitting the Access Proposal, a brief explanation as to why the Eligible Stockholder elected not to do so. The inspectors of elections shall not give effect to the Eligible Stockholder’s votes with respect to the election of directors if the Eligible Stockholder does not comply with the requirements set forth in this subsection (f) of this Section 4.

(E)

For purposes of this subsection (f), an Eligible Stockholder shall be deemed to “own” only those outstanding shares of the Corporation’s stock as to which a stockholder who is the Eligible Stockholder or is included in the group that constitutes the Eligible Stockholder possesses both (i) the full voting and investment rights pertaining to the shares and (ii) the full economic interest in (including the opportunity for profit and risk of loss on) such shares; provided that the number of shares calculated in accordance with clauses (i) and (ii) shall not include any shares (x) sold by or on behalf of such stockholder in any transaction that has not been settled or closed, (y) borrowed by or on behalf of such stockholder for any purpose or purchased by such stockholder pursuant to an agreement to resell or (z) subject to any option, warrant, forward contract, swap, contract of sale, other derivative or similar agreement entered into by or on behalf of such stockholder whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of outstanding shares of the Corporation’s stock, in any such case which instrument or agreement has, or is intended to have, the purpose or effect of (1) reducing in any manner, to any extent or at any time in the future, such stockholder’s full right to vote or direct the voting of any such shares, and/or (2) hedging, offsetting or altering to any degree gain or loss arising from the full economic ownership of such shares by such stockholder. An Eligible Stockholder shall “own” shares held in the name of a nominee or other intermediary so long as the stockholder retains the right to instruct how the shares are voted with respect to the election of directors and possesses the full economic interest in the shares. An Eligible Stockholder’s ownership of shares shall be deemed to continue during any period in which the stockholder (A) has delegated any voting power by means of a proxy, power of attorney or other instrument or arrangement that is revocable at any time by the stockholder, or (B) has loaned such shares, provided that the Eligible Stockholder has the power to recall such loaned shares on not more than three (3) business days’ notice and includes with the Access Proposal an agreement that it will promptly recall such loaned shares upon being notified that any of its Access Nominees will be included in the Corporation’s proxy materials. Whether outstanding shares of the Corporation’s stock are “owned” for these purposes shall be determined by the Board of Directors, which determination shall be conclusive and binding on the Corporation and its stockholders.

(F)

The Eligible Stockholder may provide to the Corporate Secretary, within the time period specified in clause (A) of this Section 4(f) for providing the Access Proposal, a written statement for inclusion in the Corporation’s proxy statement for the annual meeting, not to exceed 500 words, in support of the Access Nominee’s candidacy (the “Statement”). Notwithstanding anything to the contrary contained in this Section 4, the Corporation may omit from its proxy materials any information or Statement (or any portion thereof) that the Board of Directors, in good faith, believes (i) would violate any applicable law, rule, regulation or listing standard; (ii) is not true and correct in all material respects or omits to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading; or (iii) directly or indirectly impugns the character, integrity, or personal reputation of, or directly or indirectly makes charges concerning improper, illegal or immoral conduct or associations, without factual foundation, with respect to any person.

(G)

The Corporation shall not be required to include, pursuant to this subsection (f), an Access Nominee in its proxy materials (i) for any annual meeting for which the Corporate Secretary receives a notice that the Eligible Stockholder or any other stockholder has nominated an Access Nominee for election to the Board of Directors pursuant to the requirements of subsection (c) of this Section 4 and does not expressly elect as a part of providing the notice to have its nominee included in the Corporation’s proxy materials pursuant to this subsection (f), (ii) if the Eligible Stockholder who has nominated such Access Nominee has engaged in or is currently engaged in, or has been or is a “participant” in another person’s, “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act in support of the election of any individual as a director at the annual meeting other than its Access Nominee(s) or a Board Nominee, (iii) who is not independent under the listing standards of the principal exchange upon which the Corporation’s stock is traded, any applicable rules of the SEC and any publicly disclosed standards used by the Board of Directors in determining and disclosing the independence of the Corporation’s directors, as determined by the Board of Directors, (iv) whose election as a member of the Board of Directors would cause the Corporation to be in violation of these Bylaws, the Certificate of Incorporation, the listing standards of the principal exchange upon which the Corporation’s stock is traded, or any applicable state or federal law, rule or regulation, (v) who is or has been, within the past three (3) years, an officer or director of a competitor, as defined in Section 8 of the Clayton Antitrust Act of 1914, (vi) who is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses) or has been convicted in such a criminal proceeding within the past ten (10) years, (vii) who is subject to any order of the type specified in Rule 506(d) of Regulation D promulgated under the Securities Act of 1933, as amended, (viii) if such

Access Nominee or the applicable Eligible Stockholder shall have provided information to the Corporation in respect to such nomination (including, without limitation, information contained in the Statement) that was untrue in any material respect or omitted to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading, as determined by the Board of Directors, (ix) if the Eligible Stockholder or applicable Access Nominee otherwise breaches any of its or their obligations, agreements or representations under this Section 4 or (x) who was included in the Corporation’s proxy statement as an Access Nominee (in accordance with the provisions of subsection (f)) in any of the three preceding annual meetings, but failed to receive at least 25% of the votes cast in such Access Nominee’s election.

(H)

Notwithstanding anything to the contrary set forth herein, the Chair of the annual meeting shall have the authority to declare a nomination by an Eligible Stockholder to be invalid, and such nomination shall be disregarded notwithstanding that proxies in respect of such vote may have been received by the Corporation, if the Access Nominee(s) and/or the applicable Eligible Stockholder shall have breached its or their obligations, agreements or representations under this Section 4, as determined by the Board of Directors or the Chair of the annual meeting.

(I)

In addition to the information required to be provided by the Eligible Stockholder by this subsection (f) of this Section 4, each Access Nominee shall provide to the Corporate Secretary, within two (2) weeks of receipt of the Corporate Secretary’s written request therefor, the following information: (i) a completed copy of the Corporation’s form of director’s questionnaire and a written consent of the Access Nominee to the Corporation following such processes for evaluation of such nominee as the Corporation follows in evaluating any person being considered for nomination to the Corporation’s Board of Directors, as provided by the Corporate Secretary; (ii) the Access Nominee’s agreement to comply with the Corporation’s corporate governance, conflict of interest, confidentiality, share ownership and share trading policies, as provided by the Corporate Secretary; (iii) written confirmation that the Access Nominee (A) does not have, and will not have, any agreement or understanding as to how he or she will vote on any matter that has not been disclosed to the Corporate Secretary and (B) is not a party to, and will not become a party to, any direct or indirect compensation, reimbursement or indemnification arrangement with any person other than the Corporation in connection with such nominee’s service or action as a director of the Corporation that has not been disclosed to the Corporate Secretary; and (iv) written disclosure of any transactions between the Eligible Stockholder and the Access Nominee within the preceding five (5) years.

(J)

The Eligible Stockholder shall file with the SEC any solicitation or other communication with the Corporation’s stockholders relating to the annual meeting at which the Access Nominee will be nominated, regardless of whether any such filing is required under Regulation 14A of the Exchange Act or whether any exemption from filing is available for such solicitation or other communication under Regulation 14A of the Exchange Act.

(K)

No person may be a member of more than one (1) group of persons constituting an Eligible Stockholder, and no shares may be deemed attributed to more than one (1) Eligible Stockholder, under this subsection (f).

(L)

Any Access Nominee who is included in the Corporation’s proxy materials for a particular annual meeting of stockholders but withdraws from or becomes ineligible or unavailable for election at the annual meeting shall be ineligible to be an Access Nominee pursuant to this subsection (f) for the next two (2) annual meetings of stockholders following the annual meeting for which the Access Nominee has been included in the Corporation’s proxy materials.

(M)	This subsection (f) provides the exclusive method for a stockholder to include a nominee for election to the Board of Directors in the Corporation’s proxy materials.

SECTION 5. VOTING RIGHTS; PROXIES; QUORUM.

(a) Each stockholder entitled to vote in accordance with the terms of the Certificate of Incorporation, these Bylaws or the General Corporation Law of Delaware shall be entitled to one (1) vote, in person or by proxy, for each share of stock entitled to vote held by such stockholder, unless otherwise provided by law or the Certificate of Incorporation.

(b) All matters presented to stockholders at a meeting at which a quorum is present, other than the election of directors, shall be decided by the affirmative vote of a majority of shares present in person or represented by proxy at any meeting duly called and entitled to be voted at such meeting, unless otherwise provided in these Bylaws, the Certificate of Incorporation or applicable laws.

(c) The holders of a majority of the shares of the Corporation entitled to vote, present in person or represented by proxy, at any meeting duly called, shall constitute a quorum. Any meeting at which a quorum is not present may be adjourned from time to time to some other time by a majority of the stockholders present or represented and entitled to vote at such meeting, but no other business shall be transacted at such meeting. At an adjourned meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the original meeting.

SECTION 6. NOTICES OF MEETINGS. Written notice stating the time and place of any meetings of stockholders and the general nature of the business to be considered shall be mailed by the Corporate Secretary, or such other officer as the Board of Directors may designate, to each stockholder entitled to vote at the meeting at such stockholder’s address as it appears on the records of the Corporation, at least 20 days but not more than 60 days before the date of such meeting. Any notice to stockholders given by the Corporation shall be effective if given by a single written notice to stockholders who share an address if consented to by the stockholders at that address to whom such notice is given. Stockholders not entitled to vote shall not be entitled to receive notice of any meetings except as otherwise provided by law.

SECTION 7. CONDUCT OF MEETINGS.

(a) The Board of Directors may adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the person presiding over any meeting of stockholders shall have the right and authority to convene and to adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such presiding person, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the presiding person of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting, (ii) rules and procedures for maintaining order at the meeting and the safety of those present, (iii) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the presiding person of the meeting shall determine, (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof, and (v) limitations on the time allotted to questions or comments by participants. The presiding person at any meeting of stockholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall, if the facts warrant, determine and declare to the meeting that a matter or business was not properly brought before the meeting and shall not be transacted or considered.

(b) Meetings of stockholders shall be presided over by the Chair of the Board of Directors, or in the absence of the Chair of the Board of Directors, by any director designated by the Board of Directors.

ARTICLE II

DIRECTORS

SECTION 1. GENERAL POWERS. The business and affairs of the Corporation shall be managed under the direction of the Board of Directors. In addition to the powers and authorities by these Bylaws expressly conferred upon them, the Board of Directors may exercise all such powers of the Corporation and do all such lawful acts and things as are not by law or the Certificate of Incorporation or by these Bylaws required to be exercised or done by the stockholders.

SECTION 2. QUORUM. One-third of the total number of the directors (rounded upwards, if necessary, to the next whole number) in office shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but in the absence of a quorum a majority of those present (or if only one is present, then that one) may adjourn the meeting without notice until such time as a quorum is present.

SECTION 3. ORGANIZATION. Meetings of the Board of Directors shall be presided over by the Chair of the Board of Directors, or in the absence of the Chair of the Board of Directors, by any director designated by the Board of Directors at the meeting.

SECTION 4. REGULAR MEETINGS. Regular meetings may be held without notice at such time and place as shall from time to time be determined by the Board of Directors.

SECTION 5. SPECIAL MEETINGS; NOTICE. Special meetings of the Board of Directors may be called at any time by the Corporate Secretary at the direction of the Chair of the Board, the Chief Executive Officer or a majority of the directors then in office. Special meetings of the independent directors of the Board of Directors may be called at any time by the Corporate Secretary at the direction of the Lead Director or a majority of the independent directors then in office. Notice of the time and place of each special meeting shall be given to each applicable director before the start of the meeting at such an interval as the person or persons calling such meeting deem necessary or appropriate in the circumstances. Such notice may be given personally or by telephone (including without limitation to a representative of the director or to the director’s electronic message system) or by electronic transmission or other written communication delivered to the residence, office or other established address of the director. A written waiver of notice signed by the director entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except when the director attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the directors need be specified in any written waiver of notice.

SECTION 6. ACTION WITHOUT A MEETING. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board of Directors or committee, as the case may be, consent thereto in writing or by electronic transmission and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

SECTION 7. PRESENCE AT A MEETING. Members of the Board of Directors, or of any committee thereof, may participate in meetings by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and such participation shall constitute presence in person at such meeting.

SECTION 8. COMPENSATION OF DIRECTORS. Directors may receive compensation for services to the Corporation in their capacities as directors or otherwise in such manner and in such amounts as may be fixed from time to time by resolution of the Board of Directors.

ARTICLE III

COMMITTEES

SECTION 1. The Board of Directors may designate one or more committees, each committee to consist of one (1) or more of the directors of the Corporation. The Board of Directors may designate one (1) or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee to the extent provided in the resolutions creating the committee and to the extent permitted by law, shall have and may exercise all the powers and authority of the Board of Directors in the business and affairs of the Corporation. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.

SECTION 2. The following provisions shall apply to all committees of the Board of Directors:

(a) The Board of Directors shall appoint the members and chairperson of each committee. The members shall serve until their successors are appointed and qualified or until the committee is dissolved by a majority of the whole Board of Directors. The chairperson of the committee shall, if present, preside at all meetings of a committee.

(b) Each committee shall keep regular minutes of its proceedings and shall report its actions and recommendations to the Board of Directors at the next meeting of the Board of Directors following each committee meeting.

(c) The Board of Directors shall have the power at any time to change the membership of a committee, and any member of a committee may be removed at any time with or without cause by resolution adopted by a majority of the Board of Directors.

(d) The lesser of a majority of the members or two (2) members of a committee shall constitute a quorum for the transaction of business at any meeting thereof, and action of a committee must be authorized by the affirmative vote of a majority of the members present at a meeting at which a quorum is present.

ARTICLE IV

OFFICERS

SECTION 1. GENERAL. The officers of the Corporation shall be elected by the Board of Directors and shall consist of a Chair of the Board of Directors who shall be a member of the Board of Directors, a Chief Executive Officer, a Chief Financial Officer, a President, one (1) or more Executive Vice Presidents, Senior Vice Presidents, a Treasurer, a Corporate Secretary and such other officers as in the judgment of the Board of Directors may be necessary or desirable. Vice Presidents, Assistant Corporate Secretaries or Assistant Treasurers may be appointed as in the judgment of the Chief Executive Officer may be necessary or desirable, subject to the oversight of the Board of Directors. Unless otherwise designated by the Board of Directors, the Chief Executive Officer shall also be the President of the Corporation. Any one (1) person may hold any number of offices of the Corporation unless specifically prohibited by law.

SECTION 2. TERM OF OFFICE. Unless otherwise provided in the resolution of the Board of Directors electing such officer, each officer shall hold office until his or her successor shall have been duly elected and qualified or until his or her earlier death, resignation or removal. The Board of Directors may remove any officer with or without cause at any time. Any such removal shall be without prejudice to the contractual rights of such officer, if any, with the Corporation, and the election of an officer shall not of itself create contractual rights.

SECTION 3. POWERS AND DUTIES. The officers of the Corporation shall have such powers and perform such duties as shall be stated in these Bylaws or in a resolution of the Board of Directors which is not inconsistent with these Bylaws and, to the extent not so stated, as generally pertain to their respective offices, subject to the control of the Board of Directors. In case any officer is absent, or for any other reason that the Board may deem necessary or desirable, the President or the Board may delegate for the time being the powers or duties of such officer to any other officer or to any director. The Corporate Secretary shall have the duty to record the actions of the stockholders and Board of Directors in minutes retained under his or her direction. Any officer of the Corporation may sign any deeds, mortgages, bonds, contracts or other instruments that the Board of Directors or a committee thereof has authorized to be executed or are in the ordinary course of business of the Corporation. The Chief Executive Officer, President, Chief Financial Officer, Treasurer or the Corporate Secretary may vote, either in person or by proxy, all the shares of the capital stock of any company that the Corporation owns or is otherwise entitled to vote at any and all meetings of the stockholders of such company and shall have the power to accept or waive notice of such meetings.

ARTICLE V

RESIGNATIONS; FILLING OF VACANCIES

SECTION 1. RESIGNATIONS. Any director, member of a committee or officer may resign at any time. Such resignations shall be made in writing and shall take effect at the time specified therein and, if no time be specified, at the time of the receipt of such resignation by the Chair of the Board of Directors, the Chief Executive Officer or the Corporate Secretary. The acceptance of the resignation shall not be necessary to make it effective.

SECTION 2. FILLING OF VACANCIES. If any office of the Corporation becomes vacant, the vacancy may be filled by the Board of Directors. Any vacancy on the Board of Directors may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director. A person appointed to fill a vacancy shall hold office for the unexpired term and until his or her successor shall have been elected and qualified.

ARTICLE VI

CAPITAL STOCK

SECTION 1. CERTIFICATES OF STOCK. The Corporation is authorized to issue shares of capital stock of the Corporation in certificated or in uncertificated form. The shares of the capital stock of the Corporation shall be registered on the books of the Corporation in the order in which they shall be issued. Any certificates for shares of the common stock, and any other shares of capital stock of the Corporation represented by certificates, shall be numbered, shall be signed by the Chair of the Board of Directors or the President, and by the Corporate

Secretary or an Assistant Corporate Secretary or the Treasurer or an Assistant Treasurer. Any of or all the signatures on these certificates may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue. Within a reasonable time after the issuance or transfer of uncertificated stock, the Corporation shall send, or caused to be sent, to the record owner thereof a written statement of the information required by law to be on certificates.

SECTION 2. LOST, STOLEN OR DESTROYED CERTIFICATES. The Board of Directors may direct a new certificate or certificates or uncertificated shares to be issued in place of any certificate or certificates previously issued by the Corporation and alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming that the certificate of stock has been lost, stolen or destroyed. When authorizing such issuance of a new certificate or certificates or uncertificated shares, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of the lost, stolen or destroyed certificate or certificates, or such owner’s legal representative, to indemnify the Corporation in such manner as the Board of Directors shall require and to give the Corporation a bond, in such form and amount as the Board of Directors may direct, as indemnity against any claim that may be made against the Corporation with respect to the certificate or certificates alleged to have been lost, stolen or destroyed.

SECTION 3. TRANSFER OF SHARES. Transfers of shares shall be made upon the books of the Corporation (i) only by the holder of record thereof, or by a duly authorized agent, transferee or legal representative and (ii) in the case of certificated shares, upon the surrender to the Corporation of the certificate or certificates for such shares.

SECTION 4. RECORD DATE. For the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or for the purpose of determining stockholders entitled to receive payment of any dividend or allotment of any rights, or for the purpose of any other action, the Board of Directors may fix, in advance, a date as the record date for any such determination of stockholders. Such date shall not be more than 60 nor less than ten (10) days before the date of such meeting, nor more than 60 days prior to any other action. When a determination of stockholders of record entitled to notice of or to vote at any meeting of stockholders has been made as provided in this Section, such determination shall apply to any adjournment thereof, unless the Board of Directors may fix a new record date under this Section for the adjourned meeting.

SECTION 5. DIVIDENDS. Dividends upon the capital stock of the Corporation may be declared by the Board of Directors at any regular or special meeting as provided by law and the Certificate of Incorporation.

ARTICLE VII

AMENDMENTS

Except as otherwise provided herein, the Board of Directors shall have the power to adopt, amend or repeal these Bylaws of the Corporation by the affirmative vote of a majority of the directors present at any meeting. These Bylaws may be amended or repealed by the affirmative vote of a majority of shares present in person or by proxy and entitled to vote on the matter at any regular meeting of the stockholders or any special meeting of the stockholders, in each case if notice of such proposed amendment or repeal is contained in the notice of such meeting.

ARTICLE VIII

MISCELLANEOUS PROVISIONS

SECTION 1. SEAL. The corporate seal shall have the name of the Corporation inscribed thereon and shall be in such form as may be approved from time to time by the Board of Directors. Such seal may be used by causing it or a facsimile thereof to be impressed or affixed or otherwise reproduced. The Corporate Secretary shall have the custody of the seal of the Corporation and shall affix the same to all instruments requiring it and may attest the same.

SECTION 2. FISCAL YEAR. The fiscal year of the Corporation shall be the calendar year unless otherwise determined by resolution of the Board of Directors.

SECTION 3. ELECTRONIC TRANSMISSION. When used in these Bylaws, the terms “written” and “in writing” shall include any “electronic transmission,” as defined in Section 232(c) of the General Corporation Law of Delaware, including without limitation any telegram, cablegram, facsimile transmission and communication by electronic mail.

SECTION 4. REGISTERED OFFICE. Except as otherwise determined by the Board of Directors, the registered office shall be established and maintained at the office of The Corporation Trust Company, in the City of Wilmington and County of New Castle, and such company shall be the registered agent of the Corporation.

SECTION 5. FORUM. (a) Unless the Corporation consents in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim for or based on a breach of a fiduciary duty owed by any current or former director or officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, including a claim alleging the aiding and abetting of such a breach of fiduciary duty, (iii) any action asserting a claim arising pursuant to any provision of the Delaware General Corporation Law or the Certificate of Incorporation or these Bylaws (in each case, as they may be amended from time to time), (iv) any action to interpret, apply, enforce or determine the validity of the Certificate of Incorporation or Bylaws or (v) any other action asserting a claim governed by the internal affairs doctrine or that is otherwise an “internal corporate claim” as defined in Section 115 of the Delaware General Corporation Law shall be, to the fullest extent permitted by law, the Court of Chancery in the State of Delaware (or, if the Court of Chancery in the State of Delaware does not have jurisdiction, the federal district court for the District of Delaware).

(b) If any action the subject matter of which is within the scope of this Section 5 is filed in a court other than a court located within the State of Delaware (a “Foreign Action”) in the name of any stockholder, such stockholder shall be deemed to have consented to: (x) the personal jurisdiction of the state and federal courts located within the State of Delaware in connection with any action brought in any such court to enforce this Section 5 (an “Enforcement Action”), and (y) having service of process made upon such stockholder in any such Enforcement Action by service upon such stockholder’s counsel in the Foreign Action as agent for such stockholder. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to this Section 5.

SECTION 6. SEVERABILITY. If any provision or provisions of these Bylaws shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of these Bylaws (including, without limitation, each portion of any paragraph containing any such provision held to be invalid, illegal or unenforceable, that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (b) to the fullest extent possible, the provisions of these Bylaws (including, without limitation, each such portion of any paragraph containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.